Exhibit 10.28




                              CONSULTING AGREEMENT

               THIS CONSULTING AGREEMENT ("Consulting Agreement") is made effective the 8th day of June, 1998 and is entered into on the 5th day of November, 1998, by and Digital Teleport, Inc., a Missouri corporation (the "Company"), and Jerry W. Murphy ("Consultant" or "Murphy").

                                   WITNESSETH:

               WHEREAS, the Company wishes to retain Consultant and Consultant wishes to be retained by Company on the terms set forth herein;

               WHEREAS, this Consulting Agreement shall be converted into an employment agreement at the time specified herein;

               WHEREAS, certain provisions herein shall not be applicable until this Consulting Agreement is converted into an employment agreement.

               WHEREAS,  the  Company  is  a  wholly-owned   subsidiary  of  DTI
Holdings, Inc. ("Holdings");

               NOW,   THEREFORE,   in   consideration  of  the  mutual  promises
hereinafter set forth, it is hereby agreed as follows:

               1. Engagement. Consultant is hereby engaged as a consultant to the Company. The term of Consultant's services to the Company shall commence on June 6, 1998 and shall end on October 10, 1998, unless earlier terminated as provided herein (the "Consulting Period"). The term of the employment agreement into which this Consulting Agreement shall be converted ("Employment Agreement") shall commence upon the termination of the Consulting Period, and shall terminate upon the third anniversary of the commencement of the Consulting Period (the "Employment Period").

               2. Services and Duties.

                  (a) Consulting Services. During the Consulting Period, Consultant shall perform such consulting services as Company requests in the area of network operations by the Company and any other services as Company and Consultant mutually agree ("Consulting Services"). During the Consulting Term, Consultant shall devote such time, attention, skill, energy and efforts as may be necessary for the faithful performance of the Consulting Services. Consultant shall have the title "Vice President Network Operations" of the Company.

                  (b) Duties. During the Employment Period, Murphy shall serve in a full-time capacity with the title Vice President Network Operations (which area of responsibilities may be modified from time to time by the Company's President) with the Company or the business of the Company as presently

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conducted  and as said  business may evolve  during the  Employment  Period on a full-time basis. During the Employment Period, Murphy shall devote such time, attention, skill, energy and efforts as may be necessary for the faithful performance of duties assigned to Murphy.

               3. Compensation.

                  (a) The Company shall pay Consultant $3,077 a week spent performing Consulting Services.

                  (b) Consultant shall be paid $25,000 upon the execution of this Consulting Agreement.

                  (c) Consultant shall be reimbursed by the Company for his reasonable expenses for travel from his home in Dallas, Texas on Company business, including without limitation travel to the Company's headquarters in St. Louis, Missouri and his reasonable living expenses while in St. Louis on Company business, in accordance with the Company's general reimbursement policies.

                  (d) If Murphy moves his household from Dallas, Texas to St. Louis, Murphy shall be entitled to receive from the Company reimbursement for the relocation expenses set forth in Exhibit B (the "Relocation Expenses"). With respect to the Relocation Expenses listed in paragraphs (a), (b) and (c) in Exhibit B, reimbursement shall be made to Murphy only for actual expenses incurred, as evidenced in writing in form reasonably acceptable to the Company. In the event Murphy voluntarily terminates his services under the Consulting Agreement or Employment Agreement prior to the one-year anniversary hereof, Murphy shall reimburse the Company an amount equal to the Relocation Expenses, other than those specified in paragraphs (c) and (d) of Exhibit B.

                  (e) During the Employment Period, the Company shall pay Murphy as compensation for his services during the Employment Period, a base salary (the "Base Salary") at a rate of One hundred and Seventy Five thousand Dollars ($175,000) per year, such Base Salary to be payable in accordance with the Company's usual payment practices. Additionally, Murphy shall be entitled to participate in all of the Company's employee benefit plans generally available to employees of the Company.

                  (f) Murphy will receive a grant of options to purchase 300,000 shares of Holdings' outstanding common stock. The grant date shall be as soon as reasonably practicable following the commencement of the Employment Period, not to exceed four (4) months. Such options shall be have the features set forth in Exhibit A hereto.

                  (g) Murphy will be eligible for a bonus on June 6, 1998, June 6, 1999 and June 6, 2000, of up to one-third of his Base Salary. Such incentive compensation shall be guaranteed for the first such bonus in an amount of $58,333, and subsequent incentive compensation shall be payable in the sole and

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

absolute discretion of the Company. Any such incentive compensation shall be payable within four weeks following the dates set forth in the first sentence of this Section 3(g).

                  (h) All compensation shall be subject to customary withholding taxes and other employment and usage taxes as required with respect thereto.

                  4. Termination of Employment. During the Employment Period, the Employment Agreement and Murphy's employment may be terminated by the Company as follows:

                  (a) Upon thirty (30) days prior written notice to Murphy in the event Murphy becomes disabled. In the event of a disagreement concerning the existence of any such disability, the matter shall be resolved by a disinterested licensed physician chosen by the Company.

                  (b) At the election of the Company, for "Cause" immediately upon notice by the Company to Murphy. For the purposes of this Employment Agreement, "Cause" shall mean:

                      (i) willful or prolonged absence from work by Murphy (other than by reason of disability due to physical or mental illness) or failure, neglect or refusal by Murphy to perform his duties and responsibilities under the Employment Agreement;

                      (ii) material breach by Murphy of any of the covenants contained in the Employment Agreement;

                      (iii) Murphy's commission of fraud or dishonesty against the Company or willful misfeasance or nonfeasance of duty intended to injure or having the effect of injuring the reputation, business or business relationships of the Company, its subsidiaries or affiliates or their respective officers, directors or employees; or

                      (iv) upon a charge by a governmental entity against Murphy of any crime involving moral turpitude or which could reflect unfavorably upon the Company or upon the filing of any civil action involving a charge of embezzlement, theft, fraud or other similar act.

                  (c) For any other cause or without cause, upon written notice to Murphy.

                  Upon termination of the Employment Agreement, all rights and obligations of the parties hereunder shall cease, except: (i) if the Employment Agreement is terminated without cause pursuant to Subsection (c) above prior to the end of the Employment Period, Murphy shall receive all of his or her Base Salary for the remainder of such Employment Period; and (ii) termination of

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

employment pursuant to this Section 5 or otherwise shall not terminate or otherwise affect the rights and obligations of the parties pursuant to Sections 6, 7 and 9 through 13 of the Employment Agreement.

                  Nothing contained herein will be construed to prevent Murphy from seeking or obtaining other employment in the event the employment of Murphy is terminated by the Company without cause.

                  5.       Change of Control.

                  (a) Following the beginning of the Employment  Period,  if (i)
the Company terminates Murphy's employment without Cause during the period commencing with the date of a Change of Control (as hereinafter defined) and ending twelve months following the Change of Control (the "Change of Control Period"), or (ii) the Company terminates Murphy's employment without Cause within three months prior to a Change of Control unless such termination was not in connection with or not in anticipation of a Change of Control, Murphy shall be entitled to receive as compensation Change of Control Payments (as hereinafter defined) and such Change of Control Payments shall be in lieu of any other payments described in Section 4 herein. Notwithstanding anything to the contrary contained herein, nothing in the Employment Agreement shall relieve the Company of its obligation of providing Murphy with all retirement and deferred compensation benefits in accordance with the terms of all retirement and deferred compensation plans in which Murphy participates.

                  (b) The term "Change of Control" for purposes of this section shall mean:

                      (i) any "person" (within the meaning of the Securities Exchange Act of 1934 (the "Exchange Act"), becomes the beneficial owner of more than fifty percent (50%) of Holdings then outstanding voting securities (other than as a result of any sale by KLT Telecom Inc. of voting securities in Holdings or change of ownership of KLT Telecom Inc.);

                      (ii) the shareholders of Holdings approve a definitive agreement of merger or consolidation with any other business entity other than a merger or consolidation that would result in the voting securities of Holdings outstanding immediately prior to the consummation of the merger or consolidation continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity) at least fifty percent (50%) of the combined voting power of the voting securities of the surviving entity of such merger or consolidation outstanding immediately after such merger or consolidation (provided that if such agreement is terminated prior to consummation of such merger or consolidation, a change of control shall be deemed not to have happened for purposes of the Employment Agreement if Murphy has not been previously terminated); or

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

                      (iii) the shareholders of Holdings approve a plan of complete liquidation or dissolution of Holdings or an agreement for the sale or disposition by Holdings of all or substantially all of the assets of Holdings (provided that if such plan is terminated prior to such liquidation or dissolution, or if such agreement is terminated prior to the consummation of such sale or disposition, a change of control shall be deemed not to have happened for purposes of the Employment Agreement if Murphy has not been previously terminated).

Notwithstanding the foregoing, in no event shall an initial public offering of Holdings, or an increase in the ownership of shares of voting securities by any shareholder of Holdings who beneficially owns shares of voting securities as of the date of the Consulting Agreement, be considered a Change of Control.

                  (c) The term "Change of Control Payments" shall mean the greater of:

                      (i) Murphy's Base Salary for the remainder of the Employment Period, plus an amount equal to the simple average of performance bonuses previously paid to Murphy, prorated to the end of the Employment Period; or

                      (ii) an amount equal to Murphy's Base Salary for one year.

                  6. Third-Party Confidentiality. Murphy shall not disclose to the Company or induce the Company to use any secret or confidential information belonging to persons not affiliated with the Company. Murphy acknowledges that the Company has disclosed that the Company is now, and may be in the future, subject to duties to third parties to maintain information in confidence and secrecy. Murphy agrees to be bound by any such duty owed by the Company to any third party.

                  7.  Inventions, Etc.; Confidentiality

                  (a) Any and all ideas, inventions, discoveries, patents, patent applications, continuation-in-part patent applications, divisional patent applications, technology, copyrights, derivative works, trademarks, service marks, improvements, trade secrets and the like ("Invention"), which are developed, conceived, created, discovered, learned, produced and/or otherwise generated by Murphy, whether individually or otherwise, during the Consulting Period or the Employment Period, whether or not during working hours, that relate to (i) the business and/or activities of the Company, (ii) the Company's anticipated research or development, or (iii) any work performed by Murphy for the Company, shall be the sole and exclusive property of the Company, and the Company shall own any and all right, title and interest to such property. Murphy assigns and agrees to assign to the Company any and all right, title and interest in and to any such Inventions, whenever requested to do so by the Company, at the Company's expense, and Murphy agrees to execute any and all applications, assignments or other instruments which the Company deems desirable or necessary to protect such interests.

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

                  (b) Section 8(a) shall not apply to any Invention (1) for which no equipment, supplies, facilities, or confidential and trade secret information of the Company was used and which was developed entirely on the Murphy's own time, unless (i) the Invention relates (A) to the Company's business or (B) to the Company's actual or demonstrably anticipated research or development or (ii) the Invention results from any work performed by the Murphy for the Company, or (2) that has resulted or results from the specific business set forth on Exhibit C.

                  (c) Murphy acknowledges that Murphy's work for the Company is expected to bring him or her into close contact with various confidential business data of the Company and its clients not readily available to the public. Accordingly, Murphy:

                      (i) covenants and agrees that (A) during the Employment Period, except pursuant to appropriate safeguards on confidentiality and only in connection with the business of the Company, and (B) after the Employment Period, on any basis for any reason, Murphy shall not use or disclose to anyone except authorized personnel of the Company, whether or not for his or her benefit or otherwise, any confidential matters (collectively, "Confidential Matters"), concerning the Company or its suppliers, consultants, agents or clients, whether former, current or potential (collectively, the "Clients"), including without limitation, all confidential technical information of the Company, secrets, trade secrets, formulas, proprietary software, copyrights, Client lists, lists of employees, confidential evaluations, mailing lists, details of consultant contracts, pricing policies, sales data and reports, margins, operational methods and processes, marketing plans or strategies, business acquisition plans, new personnel acquisition plans, financial information and other confidential business affairs, learned by Murphy concerning the Company, its Clients, or a third party, including without limitation, any subsidiaries, partners, affiliates, shareholders, employees, lenders, suppliers, consultants, agents or joint venture partners of the Company (collectively, "Affiliates"); and

                      (ii) covenants and agrees that (A) all confidential memoranda, notes, sketches, lists (including, without limitation, mailing and customer lists), records, other confidential documents and computer diskettes (and all copies thereof) made or compiled by Murphy or made available to him or her concerning the Company, its Clients and any Affiliates are the sole property of the Company, and (B) if such documents are in the possession or control of Murphy, Murphy shall deliver them, without retaining any copies thereof, to the Company promptly at the time of Murphy's termination of employment or at any other time upon request by the Company.

                  8.  Noncompetition/Conflicts of Interest.

                      (a) Murphy covenants and agrees that he shall not, directly or indirectly, as a principal, employee, partner, consultant, agent or otherwise, compete or assist in competitive activity with the Company, within the areas in which the Company currently provides telecommunications services at

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

the time of commencement of the Restricted Period (as defined below), during the Employment Period and for a period of twelve (12) consecutive months immediately following (i) termination of Murphy with Cause, or (ii) the termination of this Agreement on the mutual consent of the Company and Murphy pursuant to a separation agreement that provides compensation acceptable to Murphy (the period of time during which Murphy is restricted from such competition pursuant to the foregoing provisions is hereinafter referred to as the "Restricted Period") without the express prior written consent of the Company; provided, however, that the running of the Restricted Period shall be tolled during any period of time in which Murphy violates the provisions herein. Without limiting the generality of what might constitute competitive activity, Murphy acknowledges and agrees that any fiber-optic competitive access provider, competitive or incumbent local exchange carrier or inter-exchange carrier shall constitute competitive activity. Upon request from Murphy during the Restricted Period, the Company may, in its sole and reasonable discretion, determine that a proposed future employment of Murphy will not constitute competitive activity with the Company and may therefore waive the provisions of this Section 8.

                      (b) During the Restricted Period, Murphy shall not directly or indirectly, alone or in concert with others, solicit or accept the business of any customer (or any person or entity whom the Company or any of its employees or agents has solicited as a prospective customer) ("Customer") (nor provide any services to any Customer) which was a Customer of the Company at any time during the Employment Period.

                      (c) During the Restricted Period, Murphy shall not, directly or indirectly, alone or in concert with others, solicit or encourage any employee of the Company, or an employee of any person or entity with which the Company has an agreement through which the Company and the person or entity are to act in concert with respect to the business of the Company (a "consultant"), to leave their respective employment or hire any employee of the Company or any person who was an employee of the Company at any time within the one (1) year period prior to the date first above written.

                      (d) During the Restricted Period, Murphy shall not, directly or indirectly, alone or in concert with others, encourage any consultant which is then under contract with the Company to cease to work for the Company or any consultant.

                      9. Acknowledgment Regarding Restrictions. Murphy recognizes and agrees that the restraints contained in Section 7 and Section 8 are reasonable and enforceable in view of the Company's legitimate interests in protecting its trade secrets and customer contacts. Murphy further acknowledges that the limitations contained in Section 7 and Section 8 are reasonable as to the duration in time, as to geographic scope and as to the nature of the activities restricted. However, in the event an appropriate court determines that the provisions of Section 8 are excessively broad as to duration, geographic scope, prohibited activities or otherwise, the parties agree that
Section 8 may be reduced or curtailed to the extent necessary to render it enforceable.

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                      10. Non-Waiver of Rights. The Company's failure to enforce at any time any of the provisions of the Consulting Agreement or Employment Agreement or to require at any time performance by the Murphy of any of the provisions of either Agreement shall in no way be construed to be a waiver of such provisions or to affect either the validity of the Consulting Agreement or Employment Agreement, or any part of either Agreement, or the right of the Company thereafter to enforce each and every provision in accordance with the terms of the Consulting Agreement or Employment Agreement. Murphy's failure to enforce at any time any of the provisions of the Consulting Agreement or Employment Agreement or to require at any time performance by the Company of any of the provisions of either Agreement shall in no way be construed to be a waiver of such provisions or to affect either the validity of the Consulting Agreement or Employment Agreement, or any part of either Agreement, or the right of Murphy thereafter to enforce each and every provision in accordance with the terms of the Consulting Agreement or Employment Agreement.

                      11. The Company's Right to Injunctive Relief. In the event of a breach or threatened breach of any of Murphy's duties and obligations under the terms and provisions of Sections 7 and 8, Murphy agrees that the Company shall be entitled to a temporary restraining order and a preliminary and permanent injunction to prevent such breach or threatened breach because the harm which might result to the Company's business as a result of any noncompliance by Murphy with any of the provisions of Sections 7 and 8 will be irreparable. Murphy acknowledges that the Company's entitlement to injunctive relief shall be in addition to the Company's entitlement to damages.

                      12. The Company's Right to Recover Costs and Fees. Each of Murphy and the Company agree that if the other party breaches or threatens to breach the Employment Agreement ("Breaching Party"), then the Breaching Party shall be liable for any attorneys' fees and costs incurred by the other party in enforcing the rights of that other party under the Employment Agreement in the event that a court determines that the Breaching Party has breached the Employment Agreement or if the other party obtains injunctive relief against the Breaching Party.

                      13. Other obligations. Murphy represents and warrants to the Company that his obligations under the Consulting Agreement and Employment Agreement do not violate or conflict with, or otherwise interfere with the noncompetition provisions or any other obligations or restrictions applicable to Murphy. Murphy further certifies that he will not disclose or use, during the Consulting Period or Employment Period, any confidential information that he acquired as a result of any previous employment or under a contractual obligation of confidentiality before the date hereof.

                      14. Limited Liability. With regard to the services to be performed by Consultant pursuant to the terms of the Consulting Agreement, neither Consultant nor any Consultants or agents of Consultant shall be liable to the Company, or to anyone who may claim any right due to this relationship with the Company, for any action or omission in the performance of said services

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on the  part of  Consultant  or on the  part of the  agents  or  Consultants  of
Consultant, except when said acts or omissions of Consultant or such agents or Consultants are due to willful misconduct or gross negligence. The Company shall hold Consultant free and harmless from any obligations, costs, claims judgments attorneys fees and attachments arising from or growing out of the services rendered to the Company pursuant to the terms of the Consulting Agreement, except when the same shall arise due to the intentional misconduct or gross negligence of Consultant, and Consultant is determined to have committed intentional misconduct or gross negligence by the arbitration proceedings provided herein. During the Employment Period, Murphy shall be entitled to all indemnification to which he is entitled by law.

                      15. Assignments. The Consulting Agreement and Employment Agreement shall be freely assignable by the Company and shall inure to the benefit of, and be binding upon, the Company, its successors and assigns and/or any other corporate entity which shall succeed to the business presently being operated by the Company, but, being a contract for personal services, neither this Consulting Agreement nor any rights hereunder are assignable by Consultant.


                      16. Vacation and Holidays. After this agreement has been converted into an Employment Agreement, Murphy shall be entitled to three (3) weeks paid vacation per year starting at the beginning of the employment term, provided that the Company may require that such vacation shall be scheduled as mutually agreed by Murphy and the Company.

                      17. Governing Law/Arbitration. This Consulting Agreement and the Employment Agreement shall be interpreted in accordance with and governed by the laws of the State of Missouri without regard to its conflict of law rules. Any dispute arising out of or relating to the Consulting Agreement or Employment Agreement or the breach, termination or validity of either Agreement, other than Section 7 and Section 8, shall be settled by arbitration in St. Louis County, Missouri in accordance with the commercial arbitration rules then in effect of the American Arbitration Association. The parties consent to the jurisdiction of the Supreme Court of the State of Missouri, and of the United States District Court for the Eastern District of the State of Missouri for injunctive, specific enforcement or other relief in aid of the arbitration proceedings or to enforce judgment of the award in such arbitration proceeding. The award entered by the arbitrator(s) shall be final and binding on all parties to arbitration. Each party shall bear its respective arbitration expenses and shall each pay its pro rata portion of the arbitrator's charges and expenses. The arbitrator(s) shall not award punitive, exemplary or consequential damages. With respect to disputes arising out of Section 7 and Section 8 of this Agreement, the parties agree that exclusive venue and jurisdiction for any action brought under this Consulting Agreement shall lie in the County of St. Louis, Missouri.

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                      18.  Amendments.  No modification,  amendment or waiver of any of the provisions of this Consulting Agreement shall be effective unless in writing and signed by the parties hereto.

                      19. Notices. Any notices to be given by either party hereunder shall be in writing and shall be deemed to have been duly given if delivered or mailed, certified or registered mail, postage prepaid, as follows: to the Company at Digital Teleport, Inc., 8112 Maryland Avenue, 4th Floor, St. Louis, Missouri 63105, Attn.: Richard D. Weinstein, President; and to Consultant at 17633 Lasiandra Drive, Chesterfield, Missouri 63005; or to such other address as may have been furnished to the other party in writing.

                      20. Reflection and Advice of Counsel Encouraged. The Consulting Agreement and Employment Agreement contain substantial obligations on Murphy, including without limitation restrictions in the Employment Agreement placed on Murphy's right to seek employment or consult with certain employers or to engage in businesses competitive with the Company's business. Murphy acknowledges that he has had ample time to reflect on these restrictions and has sought the advice of counsel with respect to the Consulting Agreement and Employment Agreement.

                      21. Entire Agreement. The Consulting Agreement and Employment Agreement are the entire agreements between the parties and supersedes any previous oral or written agreement or understanding between the Company and Murphy with respect to the subject matter thereof respectively. There are no representations, warranties, promises or undertakings other than those expressly contained in the Consulting Agreement or the Employment Agreement.

                      22. Severability. Subject to severability provisions integral to any paragraph of the Consulting Agreement or Employment Agreement, the unenforceability, invalidity or illegality of any provision of the Consulting Agreement or Employment Agreement shall not affect or impair the continuing enforceability or validity of any other part of the Consulting Agreement or Employment Agreement, respectively, all of which shall survive and be valid and enforceable.

                      23. Headings. The headings in the Consulting Agreement and Employment Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of the Consulting Agreement or Employment Agreement, respectively.

                      24. Future Employment. During the Restricted Period, Murphy shall inform each new employer, prior to accepting employment, of the existence of the Employment Agreement and provide that employer with a copy of Sections 6, 7 and 8 hereof. Murphy hereby authorizes the Company to forward a copy of Sections 6, 7 and 8 hereof to any actual or prospective new employer of Murphy during the Restricted Period.

                      25. Relationship. Murphy and the Company agree that the relationship contemplated by the Consulting Agreement is that of a consultant and not an employee. Consultant agrees to pay all applicable taxes with respect to the compensation provided under the Consulting Agreement. Consultant agrees that he is not entitled to any benefits or remuneration from the Company during the Consulting Period other than as expressly set forth herein, including without limitation any medical or vacation benefits. The Company will issue the Consultant a Form 1099 with respect to the compensation paid to him hereunder unless otherwise required by law.

                      26. Conversion. This Consulting Agreement shall convert into an Employment Agreement on October 10, 1998, unless sooner agreed by the parties, without any further action or execution of documents by Company or Murphy. IN WITNESS WHEREOF, the parties have executed this agreement on the 5th day of November, 1998.

                                                   DIGITAL TELEPORT, INC.



                                                   By:  /s/ Richard D. Weinstein
                                                       -------------------------
                                                   Name: Richard D. Weinstein
                                                   Title:  President






                                                    /s/ Jerry W. Murphy
                                                   -----------------------------
                                                    Jerry W. Murphy

                                    EXHIBIT A

                                  Stock Options

1.   The options shall be nonqualified stock options.

2. One third of the options shall become exercisable after each of June 6, 1998, June 6, 1999 and June 6, 2000.

3.   The exercisability of options shall accelerate upon a change of control.

4. Employee shall have 60 days following termination to exercise options if terminated without cause, or if termination occurs following a change of control.

5.   The exercise price will be equal to $6.66.

6.   The options will have a term of ten years.

                                    EXHIBIT B

                               Relocation Expenses


     (a) Customary real estate transaction fees and expenses, including brokers' fees, for the sale of Murphy's residence in the Dallas, Texas metropolitan area and purchase of a residence in the St. Louis metropolitan area;

     (b) Moving expenses, including normal and customary packing and moving charges, but not including the moving of automobiles or bulk material;

     (c) Temporary housing expenses for up to ninety days, not to exceed $2,500 per month; and

     (d) A relocation supplement of $2,000 cash to be paid upon Murphy's move to the St. Louis metropolitan area to cover incidental moving expenses in lieu of reimbursement.

                                    EXHIBIT C

                               Items Excluded from
                           Definition of "Inventions"

1. The design and operation of wholesale internet services using signaling system 7 messages to provide shared use modems and lines rather than dedicated numbers and lines, as included in the business plan for "InfoLinc" developed by Murphy prior to joining DTI.

2. The use of Digital Subscriber Loop (DSL) by a CLEC to deploy high speed data and voice services via twisted pair, as included in the business plan for "InfoLinc" developed by Murphy prior to joining DTI.